                                                                    EXHIBIT 3.21

                            ARTICLES OF INCORPORATION

                                       OF

                            WESTBORN WAREHOUSE, INC.

     These Articles of Incorporation are signed and acknowledged by the incorporators for the purpose of forming a corporation for profit under the provisions of Act No. 327 of the State of Michigan Public Acts of 1931, as
amended, as follows:

                                    ARTICLE I

     The name of the corporation is WESTBORN WAREHOUSE, INC.

                                   ARTICLE II

     The purposes for which this corporation is formed are:

          a) to carry on a general warehousing business; to receive for safekeeping or storage goods, wares, merchandise and property of all kinds and conduct all business appertaining thereto, including the making of advances on goods stored and deposited with it;

          b) to buy, sell, produce, manufacture and dispose of all kinds of goods, wares, foods, drugs, merchandise, manufactures, commodities, furniture, machinery, agricultural tools, supplies and products and generally to engage in and conduct any form of manufacturing or mercantile business not forbidden by the laws of this state;

          c) to lease, buy, sell, use, mortgage, improve and otherwise handle, deal in, and dispose of property, real and personal of every kind, character and description whatsoever and wherever situated;

          d) in general to carry on any business in connection therewith and incident thereto not forbidden by the laws of the State of Michigan and with all the powers conferred upon corporations by the laws of the State of
     Michigan.

                                  ARTICLE III

     The location of the first registered office is c/o The Corporation Company,
615 Griswold Street, Detroit, Wayne County, Michigan 48226. The post office address of the first registered

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office is c/o The Corporation Company, 615 Griswold Street, Detroit, Wayne
County, Michigan 48226.

                                   ARTICLE IV

     The name of the first resident agent is The Corporation Company.

                                    ARTICLE V

     The total authorized capital stock is 250 shares, all of which shall be
Common Shares, with a par value of One Dollar per share.

                                   ARTICLE VI

     The incorporators of Westborn Warehouse, Inc. and the number and class of shares subscribed for by each are as follows:

            Name                              Shares
            ----                              ------
The Standard Products Company   250 Shares of Common Stock, $1 Par
2130 West 110th Street          Value Per Share
Cleveland, Ohio 44102

                                  ARTICLE VII

     The names and addresses of the first Board of Directors are as follows:

      Name                        Address
      ----                        -------
J. S. Reed, Jr.   The Standard Products Company
                  2130 West 110th Street
                  Cleveland, Ohio 44102

W. C. Nordstrom   The Standard Products Company
                  2130 West 110th Street
                  Cleveland, Ohio 44102

J. R. Clappar     The Standard Products Company Warehouse
                  8233 West Warren
                  Dearborn, Michigan 48126

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L. S. Larson      The Standard Products Company
                  2130 West 110th Street
                  Cleveland, Ohio 44102

                                  ARTICLE VIII

     The term of corporate existence is perpetual.

                                   ARTICLE IX

     Whenever a compromise or arrangement or any plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, any court of equity jurisdiction within the state, may on the application of this corporation, or of any creditor or any shareholder thereof, or on the application of any receiver or receivers appointed for this corporation, order a meeting of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, agree to any compromise or arrangement or to any reorganization of this corporation as a consequence of such compromise or arrangement, said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.

                                   ARTICLE X

     In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

          To make and alter any by-laws, Provided, they shall not make or alter any by-laws fixing their number, qualifications, classifications or term of office.

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          To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

          To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or to abolish any such reserve in the manner in which it was created.

          By resolution passed by a majority of the whole board to designate two or more of their number to constitute an executive and/or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the Board.

          When and as authorized by the affirmative vote of the holders of a majority of the shares issued and outstanding and entitled to vote given at a shareholders' meeting duly called for that purpose, or when authorized by the written consent of the holders of a majority of the shares issued and outstanding and entitled to vote the Board of Directors shall have power and authority to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may be in whole or in part shares of stock in, and/or other securities of, any other corporation or corporations, domestic or foreign, as its Board of Directors shall deem expedient and for the best interests of the corporation.

     The corporation may in its by-laws confer power upon its Board of Directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon it by statute.

     The corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights, conferred upon shareholders herein are granted subject to this reservation.

     I, as the authorized agent of the incorporator, sign my name this 13th day of November, 1968.

       MICHIGAN DEPARTMENT OF COMMERCE - CORPORATION AND SECURITIES BUREAU

            CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                        FOR USE BY DOMESTIC CORPORATIONS

   (PLEASE READ INSTRUCTIONS AND PAPERWORK REDUCTION ACT NOTICE ON LAST PAGE)

     Pursuant to the provisions of Act 284, Public Acts of 1972, as amended
(profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:

1.   The present name of the corporation is: WESTBORN WAREHOUSE, INC.

2.   The corporation identification number (CID) assigned by the Bureau is:
     175-263

3.   The location of its registered office is: c/o The Corporation Company
     615 Griswold Street   Detroit, Michigan      48226
       (Street Address)         (City)         (Zip Code)

4.   Article 1 of the Articles of Incorporation is hereby amended to read as follows:

          "1.  The name of the corporation is WESTBORN SERVICE CENTER, INC."

5.   COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT
     OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS
     OR TRUSTEES. OTHERWISE, COMPLETE SECTION (b).

a.   [X]   The foregoing amendment to the Articles of Incorporation was duly adopted on the _______ day of _____________, 19___ in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the board of directors of trustees.

           Signed this _____________ day of _____________________ 19___

           --------------------------------    ---------------------------------

           --------------------------------    ---------------------------------

           --------------------------------    ---------------------------------

           --------------------------------    ---------------------------------
   (Signatures of all incorporators; type or print name under each signature)

b.   [_]   The foregoing amendment to the Articles of Incorporation was duly adopted on the 16th day of January, 1986. The amendment:
           (check one of the following)

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     [_]   was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.

     [_]   was duly adopted by the written consent of all the directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.

     [_]   was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders or members who have not consented in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)

     [X]   was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with Section 407(3) of the
           Act.

                                      Signed this 28th day of January, 1986

                                      By /s/ Joseph A. Robinson
                                         ---------------------------------------
                                                       (Signature)

                                      Joseph A. Robinson, Vice President-Finance
                                                (Name               )
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